UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2025

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
____________________________

Ireland	001-31560	98-1597419
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

121 Woodlands Avenue 5	739009
Singapore

(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (65) 6018-2562
N/A
(Former name or former address, if changed since last report)
____________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 23, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of Seagate Technology Holdings plc (“Seagate”) appointed Thomas (Tom) Szlosek to serve as a director of Seagate. Mr. Szlosek has also been appointed to serve on the audit and finance committee of the Board. Mr. Szlosek was appointed upon the recommendation of the nominating and corporate governance committee and has been determined by the Board to be an independent director under the listing rules of the Nasdaq Stock Market. Mr. Szlosek will serve until Seagate’s next annual general meeting of shareholders (the “AGM”) when he is expected to stand for election by a vote of Seagate’s shareholders.

Mr. Szlosek will participate in the non-employee director compensation arrangements generally applicable to all Seagate non-employee directors. Under the terms of those arrangements as currently in effect, he will receive, among other things: (i) an annual cash retainer of $100,000 for service on the Board, and (ii) an initial restricted share unit grant equal in number to $275,000 divided by the average closing share price for the quarter prior to the grant and rounded to the nearest whole share, provided, however, that the initial grant shall be prorated on the basis of the number of days between the Effective Date and the AGM. In addition, Mr. Szlosek will receive $15,000 per annum for service on the audit and finance committee.

In connection with the appointment, Seagate and Mr. Szlosek will enter into an indemnification agreement and deed of indemnity, the forms of which were filed with the SEC on (i) October 25, 2024, as Exhibit 10.1 to Seagate's 10-Q dated October 25, 2024, and (ii) January 24, 2025, as Exhibit 10.1 to Seagate's 10-Q dated January 24, 2025, respectively.

There are no arrangements or understandings pursuant to which Mr. Szlosek was selected as a director. Mr. Szlosek does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of Seagate’s press release announcing the appointment of Thomas Szlosek is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press Release, dated August 26, 2025.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Date:	August 26, 2025	By:	/s/ James C. Lee
		Name:	James C. Lee
		Title:	Executive Vice President, Chief Legal Officer, and Company Secretary